UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2025

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 1, 2024, CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum LLP (“Marcum”). As a result of the acquisition of the Marcum attestation business, on May 5, 2025, the Company was notified by Marcum that Marcum will resign effective immediately upon the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2024. The Form 10-K for the fiscal year ended December 31, 2024, was filed on May 29, 2025. On May 6, 2025, the Audit Committee of the Company’s Board of Directors approved the engagement of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The report of Marcum regarding the Company’s consolidated financial statements for the fiscal year ended December 31, 2024, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the inclusion of an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2024 and 2023, and through May 5, 2025, the date Marcum informed the Company of their resignation effective immediately upon the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2024, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the identified material weaknesses in the Company’s internal control over financial reporting as disclosed in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, September 30, 2024 and as disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2024.

During the fiscal years ended December 31, 2024 and 2023 and through May 5, 2025, the date Marcum informed the Company of their resignation effective immediately upon the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2024, neither the Company nor anyone on the Company’s behalf consulted with CBIZ regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on the Company’s consolidated financial statements, and CBIZ did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated June 3, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP, dated June 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: June 3, 2025	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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